UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2009

THE PANTRY, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-25813
Delaware	56-1574463
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

305 Gregson Drive Cary, North Carolina (Address of principal executive offices)	27511 (Zip code)

Registrant’s telephone number, including area code: (919) 774-6700

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 27, 2009, The Pantry, Inc. (the “Company”) announced the hiring of Terrance M. Marks as the Company’s President and Chief Executive Officer, and the appointment of Mr. Marks as a member of the Company’s board of directors, each commencing on September 25, 2009.

Mr. Marks, who is 49 years of age, was previously employed with Coca-Cola Enterprises, Inc. from 1987 to July 2008, where he most recently served as Executive Vice President of Coca-Cola Enterprises, Inc. from February 2006 through July 2008 and President of the North American Group of Coca-Cola Enterprises, Inc., from January 2005 through July 2008, and where he reported directly to the Chief Executive Officer. His duties included directing all sales, marketing, finance, operations, manufacturing, distribution, supply chain and human resources for North America. Mr. Marks previously served in various other roles with Coca-Cola Enterprises, Inc., including Senior Vice President and President, North American Group from January 2005 through February 2006, Vice President and Chief Revenue Officer for North America from October 2003 until January 2005, and Vice President and Chief Financial Officer, Eastern North America Group from 1999 until 2003.

In connection with his employment, Mr. Marks has entered into an employment agreement with the Company made and entered into as of August 24, 2009 (the “Agreement”), a copy of which is attached hereto as Exhibit 10.1 and the terms and conditions of which are incorporated herein by reference. Mr. Marks will commence his employment with the Company on September 15, 2009 (the “Start Date”) and will commence his duties as President and Chief Executive Officer, and as a member of the Company’s board of directors, on September 25, 2009. The initial term of the Agreement is approximately three years, with Mr. Marks’s employment commencing on September 15, 2009 and terminating on the last day of the fiscal year ending on or around September 25, 2012, subject to automatic renewal for successive one-year terms unless either party gives the other notice of non-renewal or the Agreement is otherwise terminated.

Under the Agreement, Mr. Marks will receive an initial annual salary of $750,000, subject to periodic increases in the discretion of the Company’s board of directors. In addition, Mr. Marks will receive 15,000 shares of restricted stock with time-based vesting restrictions (the “Time Restricted Stock”) and 15,000 shares of restricted stock with performance-based vesting restrictions (the “Performance Restricted Stock ” and together with the Time Restricted Stock, the “Restricted Stock”) and an option to purchase up to 70,000 shares of the Company’s common stock (the “Stock Options”). Mr. Marks is eligible for an annual cash bonus pursuant to the Company’s bonus plan applicable to its senior executives, with a target bonus of 75% of his base salary and a maximum bonus of 150% of his base salary, in each case based on the achievement of performance criteria established by the Company’s board of directors.

Pursuant to the Agreement, Mr. Marks will receive reimbursement for certain legal expenses, a temporary housing benefit for ninety days and a lump-sum payment in lieu of certain benefits provided for in the Company’s executive and senior officer relocation policy, Mr. Marks will also be eligible to participate in all medical, dental, disability, insurance, 401(k), pension, vacation and other employee benefit and incentive plans made available to Company employees at Mr. Marks’s level.

If Mr. Marks’s employment is terminated by the Company for Cause (as defined in the Agreement) or by Mr. Marks absent a Constructive Termination (as defined in the Agreement) or by Mr. Marks’s notice of non-renewal, the Company’s obligation to compensate Mr. Marks ceases on the date of termination except for amounts due at that time. If Mr. Marks is terminated by the Company by notice of non-renewal or without Cause, then in addition to amounts due Mr. Marks on the effective date of termination, Mr. Marks will be entitled to receive, subject to the execution of a release (except in the case of clause (ii) below), (i) salary continuation for eighteen months, subject to reduction after twelve months by the amount of compensation received by Mr. Marks for employment or consulting services during such period in excess of 25% of his base salary in effect as of the date of termination, (ii) extension of the period in which Mr. Marks may exercise the Stock Options, if vested, to 180 days after the date of termination or the expiration of the term of the stock option, whichever is earlier (if Mr. Marks is terminated without Cause within one year from the Start Date, he will receive vesting on a pro rata portion of the Stock Options, the Time Restricted Stock and, subject to the achievement of performance criteria, the Performance Restricted Stock) and (iii) health insurance continuation until the earlier of the date that is eighteen months following the date of termination or until Mr. Marks becomes eligible for comparable group health insurance coverage under the health plan of another employer.

If Mr. Marks’s employment is terminated within twelve months following a Change in Control (as defined in the Agreement) either by the Company without Cause, by Mr. Marks as a result of a Constructive Termination or upon the expiration of the Agreement pursuant to Company notice of non-renewal, then he will be entitled to receive in addition to amounts due on the effective date of termination (i) a lump sum payment of two times the sum of his base salary then in effect and his target bonus for the year in which termination occurs (subject to compliance with Section 409A of the Code) and (ii) health insurance for a period of twenty-four months from the termination date or until he becomes eligible for comparable coverage under health, life and disability plans of another employer.

The Agreement contains other terms and provisions that are customary for employment agreements of this nature, including a covenant prohibiting Mr. Marks from, during his employment and for eighteen months following the termination of his employment, participating in the convenience store business in North Carolina, South Carolina, Florida or any other state in which the Company owns or operates ten or more convenience stores on the date of termination of employment or soliciting the Company’s employees for employment.

The Stock Options will be granted pursuant to an Award Agreement (the “Stock Option Agreement”), a copy of which is attached hereto as Exhibit 10.2 and the terms and conditions of which are incorporated herein by reference, and the Company’s 2007 Omnibus Plan (the “Plan”), which was filed as Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on April 3, 2007. The Stock Options will be granted at fair market value on the date of the grant and vest and become exercisable in three equal installments on each of the first, second and third anniversaries of the Start Date, subject to the acceleration discussed above and acceleration in full in the event of death or disability. The Stock Options terminate on the earlier of the termination of the Award Agreement, the expiration of seven years from the Start Date or ninety days after the termination of Mr. Marks’s employment, subject to the extended term for exercises discussed above and 180 days when termination is as a result of death or disability.

The Time Restricted Stock and the Performance Restricted Stock are granted pursuant to an Award Agreement (the “Restricted Stock Agreement”), a copy of which is attached hereto as Exhibit 10.3 and the terms and conditions of which are incorporated herein by reference, and the Plan. The Time Restricted Stock will vest with respect to one-third of the shares on each of the first, second and third anniversaries of the Start Date, so that all restrictions will have lapsed as to the Time Restricted Stock three years from the Start Date, subject to the acceleration discussed above. The Performance Restricted Stock will vest with respect to one-third of the shares on each of the first, second and third anniversaries of the Start Date subject to the achievement of annual performance criteria during the relevant fiscal year for each installment, subject to the acceleration discussed above. Any annual installment of 5,000 shares of Performance Restricted Stock will be forfeited if the annual performance criteria are not met. Any restrictions remaining on the Restricted Stock will lapse in the event that Mr. Marks is terminated by reason of death, disability or retirement after attaining age fifty-five with at least ten years of completed service with the Company. With regard to the Restricted Stock, Mr. Marks will have all rights of a stockholder, including dividend and voting rights.

The description of the Agreement, including the exhibits thereto, is qualified in its entirety by reference to the Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference. The description of the Stock Option Agreement is qualified in its entirety by reference to the Stock Option Agreement, a copy of which is filed herewith as Exhibit 10.2 and is incorporated herein by reference. The description of the Restricted Stock Agreement is qualified in its entirety by reference to Restricted Stock Agreement, a copy of which is filed herewith as Exhibit 10.3 and is incorporated herein by reference.

Additionally, Peter J. Sodini has entered into a Letter Agreement with the Company (the “Letter Agreement”) that alters the terms of his Separation Agreement filed as Exhibit 10.4 to the Current Report on Form 8-K filed with the SEC on April 24, 2009. The Letter Agreement is effective as of August 24, 2009 and provides that Mr. Sodini will resign as President and Chief Executive Officer and Chairman and member of the Company’s board of directors effective as of midnight on September 24, 2009. Mr. Sodini will continue as an employee of the Company until September 30, 2009.

The description of the Letter Agreement contained herein is qualified in its entirety by reference to the Letter Agreement, a copy of which is filed herewith as Exhibit 10.4 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibit
10.1	Employment Agreement made and entered into as of August 24, 2009 by and between Terrance M. Marks and the Company
10.2	Form of Award Agreement (Awarding Incentive Stock Options to Terrance M. Marks)
10.3	Form of Award Agreement (Awarding Restricted Stock to Terrance M. Marks)
10.4	Letter Agreement dated August 24, 2009 by and between Peter J. Sodini and the Company
99.1	Press Release dated August 27, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PANTRY, INC.

	By:	/s/ Frank G. Paci
Frank G. Paci Executive Vice President of Business Operations, Chief Financial Officer and Secretary

Date: August 28, 2009

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Employment Agreement made and entered into as of August 24, 2009 by and between Terrance M. Marks and the Company
10.2	Form of Award Agreement (Awarding Incentive Stock Options to Terrance M. Marks)
10.3	Form of Award Agreement (Awarding Restricted Stock to Terrance M. Marks)
10.4	Letter Agreement dated August 24, 2009 by and between Peter J. Sodini and the Company
99.1	Press Release dated August 27, 2009